Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
a.Registration Statement (Form S-8 No. 333-86012) pertaining to the AmerisourceBergen Employee Investment Plan,
b.Registration Statements (Form S-8 Nos. 333-88230, 333-110431, and 333-140470) pertaining to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, as amended,
c.Registration Statement (Form S-8 No. 333-101042) pertaining to the AmerisourceBergen Corporation 2001 Deferred Compensation Plan and the AmerisourceBergen Corporation 2001 Restricted Stock Plan,
d.Registration Statement (Form S-8 No. 333-101043) pertaining to the AmerisourceBergen Corporation 2001 Non-Employee Directors' Stock Option Plan,
e.Registration Statement (Form S-8 No. 333-159924) pertaining to the AmerisourceBergen Corporation Management Incentive Plan,
f.Registration Statement (Form S-8 No. 333-173982) pertaining to the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan,
g.Registration Statement (Form S-8 No. 333-194325) pertaining to the AmerisourceBergen Corporation Omnibus Incentive Plan,
h.Registration Statement (Form S-8 No. 333-264076) pertaining to the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan, and
i.Registration Statement (Form S-3 No. 333-261306) of AmerisourceBergen Corporation;
of our report dated November 23, 2021 (except for Notes 1 and 16, as to which the date is November 7, 2022), with respect to the consolidated financial statements of AmerisourceBergen Corporation and subsidiaries, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 7, 2022